Exhibit 99.1

Signature Group Holdings, Inc. Reports First Quarter 2014 Results

-Second Consecutive Profitable Quarter-

-Settles Plaintiff Litigation Action for $1.5 million-

SHERMAN OAKS, Calif., May 8, 2014 – Signature Group Holdings, Inc. (OTCQX: SGGH) today reported financial results for its first quarter ended March 31, 2014.

Signature posted net earnings of $0.1 million in the first quarter of 2014, or $0.01 per share, an improvement of $2.9 million from the $2.8 million net loss, or $(0.23) per share, reported in the first quarter of 2013. Sequentially, net earnings were lower by $0.4 million compared to the fourth quarter of 2013.

“Our company reported a second consecutive profitable quarter,” stated Signature’s Chairman and CEO Craig Bouchard. “With our corporate cost structure now aligned with our current operating size, we are focused on the future.  We are exploring opportunities for growth primarily in the transportation, industrial, food, water, energy and security sectors. Opportunities are plentiful and we are finding valuations to be reasonable.”

First Quarter 2014 Results

Loss from continuing operations was $0.7 million in the first quarter of 2014, compared to $2.2 million in the first quarter of 2013 and $0.4 million in the fourth quarter of 2013. Excluding the impact of the change in our warrant liability, a noncash item, the loss from continuing operations in the first quarter of 2014 was $1.5 million, compared to $0.7 million in 2013, and $1.9 million in the fourth quarter of 2013. Year over year comparisons are not meaningful given the significant change in our results of operations following the sale of the residential real estate loans in the second quarter of 2013. The improvement on a sequential basis was largely due to reduced interest expense associated with lower debt balances.

Earnings from discontinued operations was $0.8 million in the first quarter of 2014, a $1.4 improvement from the $0.6 million loss from discontinued operations reported in the first quarter of 2013 and a slight reduction of the $0.9 million earnings reported in the fourth quarter of 2013. The improvement in earnings this quarter was largely due to the settlement of our litigation with a former employee in which we will receive $1.5 million, offset by legal expenses associated with the settlement and lawsuits of two other former employees and a noncash impairment charge taken against inventory.

As of March 31, 2014, the Company had $44.7 million in cash and cash equivalents; $54.4 million of working capital; and $18.3 million of total debt.

About Signature Group Holdings, Inc.

Signature is a holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. The Company has significant capital resources, and federal net operating loss tax carryforwards of nearly $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement regarding Forward-Looking Statements

This earnings release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s business and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s expansion and business strategies and anticipated growth opportunities and the amount of fundraising necessary to achieve it, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the demand for Industrial Supply’s products; the Company’s ability to successfully identify, consummate and integrate the acquisitions of other businesses; the Company’s ability to open warehouses in additional geographic regions; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company’s ability to successfully defend against current and new litigation matters as well as demands by investment banks for defense, indemnity, and contribution; obtaining the expected benefits of the reincorporation; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, SVP and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com

(Tables follow)

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Signature Group Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2014	2013
Operating revenues:
Industrial Supply	$8,227	$8,372
Special Situations	42	1,204
Corporate and Other	-	-
Total operating revenues	8,269	9,576
Operating costs:
Cost of goods sold	5,283	5,272
Selling, general and administrative	3,841	3,564
Interest expense	246	991
Amortization of intangibles	265	397
Total operating costs	9,635	10,224
Operating loss	(1,366)	(648)
Other income (expense):
Change in fair value of common stock warrant liability	800	(1,450)
Other, net	29	13
Total other income (expense)	829	(1,437)
Loss from continuing operations before income taxes	(537)	(2,085)
Income tax expense	191	78
Loss from continuing operations	(728)	(2,163)
Earnings (loss) from discontinued operations, net of income taxes	841	(605)
Net earnings (loss)	113	(2,768)
Earnings (loss) attributable to noncontrolling interest	-	-
Net earnings (loss) attributable to Signature Group Holdings, Inc.	$113	$(2,768)

EARNINGS (LOSS) PER SHARE:
Basic and diluted:
Continuing operations	$(0.06)	$(0.18)
Discontinued operations	0.07	(0.05)
Basic and diluted earnings (loss) per share	$0.01	$(0.23)

Signature Group Holdings, Inc.
Consolidated Balance Sheets

	March 31,	December 31,
(Dollars in thousands)	2014	2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$44,628	$47,880
Restricted cash	2,805	2,805
Trade accounts receivable, net	3,753	3,736
Inventory	11,856	10,345
Other current assets	875	899
Current assets of discontinued operations	1,763	691
Total current assets	65,680	66,356
Intangible assets, net	2,435	2,708
Goodwill	17,780	17,780
Other noncurrent assets	2,677	2,683
Noncurrent assets of discontinued operations	596	596
TOTAL ASSETS	$89,168	$90,123
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$2,285	$3,205
Line of credit	2,000	500
Long-term debt due within one year	3,700	3,600
Other current liabilities	1,045	1,096
Current liabilities of discontinued operations	2,285	2,285
Total current liabilities	11,315	10,686
Long-term debt	12,625	13,600
Common stock warrant liability	8,500	9,300
Other noncurrent liabilities	29	119
Noncurrent liabilities of discontinued operations	6,250	6,500
TOTAL LIABILITIES	38,719	40,205
TOTAL STOCKHOLDERS' EQUITY	50,449	49,918
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$89,168	$90,123

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. EBITDA and Adjusted EBITDA are not measures recognized under GAAP. EBITDA and Adjusted EBITDA are presented and discussed because management believes they enhance the understanding of the financial performance of the Company’s continuing operations by investors and lenders. As a complement to financial measures recognized under GAAP, management believes that EBITDA and Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because EBITDA and Adjusted EBITDA are not measures recognized under GAAP, they are not intended to be presented herein as a substitute for net earnings (loss) as an indicator of operating performance. EBITDA and Adjusted EBITDA are primarily performance measurements used by our senior management and the Company’s Board to evaluate certain operating results.

We calculate EBITDA and Adjusted EBITDA as earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items, or Adjusted EBITDA. These items are identified below in the reconciliation of loss from continuing operations to EBITDA and Adjusted EBITDA from continuing operations. Net earnings (loss) is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA.

Our calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies for non-GAAP financial measures having the same or similar names; therefore, they may not be comparable to other companies.

 The following table presents our reconciliation of loss from continuing operations to EBITDA and Adjusted EBITDA from continuing operations for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
(Dollars in thousands)	2014	2013
Loss from continuing operations	$(728)	$(2,163)
Plus:
Interest	246	991
Taxes	191	78
Depreciation	32	19
Amortization of intangibles	265	397
EBITDA	6	(678)
Adjustments:
Change in fair value of common stock warrant liability	(800)	1,450
Amortization of share-based compensation	517	372
Amortization of other capitalized costs	17	18
Accretion of discounts	—	(112)
Incremental professional fees related to the reincorporation and proxy contest	67	—
Total adjustments	(199)	1,728
Adjusted EBITDA	$(193)	$1,050

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